UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014 (May 29, 2014)

Zale Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-04129	75-0675400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 West Walnut Hill Lane, Irving, TX	75038
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (972) 580-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

On May 29, 2014, Signet Jewelers Limited (“Signet”) completed its previously announced acquisition of Zale Corporation (the “Company” or “Zale”).  Pursuant to the Agreement and Plan of Merger, dated as of February 19, 2014 (the “Merger Agreement”), by and among the Company, Signet and Carat Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Signet, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Signet.

Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), each share of the Company’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than shares owned by Signet or Merger Sub, shares owned by the Company as treasury stock, shares owned by a subsidiary of the Company and shares owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law) was converted into the right to receive $21.00 in cash, without interest (the “Merger Consideration”).

As a result of the Merger, each vested and unvested outstanding stock option under the Company’s equity plans was canceled in exchange for the right to receive an amount in cash equal to the excess of the Merger Consideration over the per-share exercise price with respect to such stock option.  Each outstanding restricted stock unit award under the Company’s equity plans subject to time-based vesting conditions was converted into the right to receive an amount in cash equal to the Merger Consideration with respect to each share of Company common stock subject to such restricted stock unit award.  Each outstanding restricted stock unit award under the Company’s equity plans subject to performance-based vesting conditions was fully vested if more than 50% of the relevant performance period was completed as of the Effective Time or was 50% vested if 50% or less of the relevant performance period was completed as of the Effective Time, and each such award was converted into the right to receive an amount in cash equal to the Merger Consideration with respect to each share of Company common stock that vests pursuant to such restricted stock unit award.  Each outstanding stock unit award under the Company’s equity plans that is not subject to vesting conditions was converted into the right to receive an amount in cash equal to the Merger Consideration with respect to each share of the Company’s common stock subject to such stock unit.  Each restricted share under the Company’s equity plans that was outstanding as of the Effective Time vested and was converted into the right to receive the Merger Consideration.  Finally, each long-term incentive program cash award granted under the Company’s equity plans became fully satisfied if more than 50% of the relevant performance period was completed as of the Effective Time or 50% satisfied if 50% or less of the relevant performance period was completed as of the Effective Time, and such award was converted into the right to receive an amount in cash equal to the applicable percentage of the maximum incentive compensation opportunity of such award.

As a result of the Merger, Signet will deliver in the aggregate approximately $980 million in cash to the Company’s stockholders.  Prior to the opening of trading on May 30, 2014, the Company’s common stock, which traded under the symbol “ZLC”, ceased to be traded on the New York Stock Exchange (“NYSE”).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 19, 2014, and which is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on May 29, 2014, the Company and certain affiliates of the Company that were Borrowers (as defined in the following agreements) under the following agreements, as applicable, repaid all outstanding obligations in respect of principal, interest and fees under such agreements and terminated all applicable commitments:

(a) Second Amended and Restated Credit Agreement, dated as of July 24, 2012, among the Company and certain of its subsidiaries, as borrowers, Bank of America, N.A., as administrative agent and collateral agent, Bank of America, N.A. and Wells Fargo Bank, N.A., as co-borrowing base agents, Wells Fargo Capital Finance, LLC and JPMorgan Chase Bank, N.A., as co-syndication agents, CIT Finance LLC, RBS Business Capital and PNC Bank, National Association, as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Capital Finance, LLC and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners, and the facility guarantors and lenders party thereto; and

(b) Amended and Restated Credit Agreement, dated as of July 24, 2012, among the Company and certain of its subsidiaries, as borrowers, Z Investment Holdings, LLC, as administrative agent, and the facility guarantors and lenders party thereto.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the section above titled “Introduction” is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 29, 2014, in connection with the consummation of the Merger, the Company notified NYSE that trading in the Company’s common stock should be suspended and the listing of the Company’s common stock on NYSE should be removed, in each case, prior to market open on May 30, 2014.  In addition, the Company requested that NYSE file with the SEC an application on Form 25 to delist the Company’s common stock from the NYSE and deregister the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).  The Company intends to file with the SEC a Form 15 with respect to the Company’s common stock, requesting the deregistration of the Company’s common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in the section above titled “Introduction” is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Pursuant to the Merger Agreement, at the Effective Time, the Company became a wholly owned subsidiary of Signet.  The disclosure set forth in the section above titled “Introduction” is incorporated herein by reference.

The Merger Consideration was funded with a combination of (i) proceeds received in connection with the issuance by Signet UK Finance plc, a wholly owned subsidiary of Signet, of 4.700% Senior Notes due 2024, (ii) borrowings under an Amended and Restated Credit Agreement, dated as of May 27, 2014, by and among Signet, Signet Group Limited, Signet Group Treasury Services Inc. and Sterling Jewelers Inc. (“SJI”), as borrowers, the additional borrowers from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto, (iii) proceeds from the securitization of credit card receivables originated from time to time by SJI and (iv) existing cash on-hand.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, and at the Effective Time, each of the nine directors of the Company immediately prior to the Effective Time (Neale Attenborough, Yuval Braverman, Terry Burman, David F. Dyer, Kenneth B. Gilman, Theo Killion, John B. Lowe, Jr., Joshua Olshansky and Beth M. Pritchard) voluntarily resigned from the Board of Directors of the Company, and Ronald W. Ristau, Lynn Dennison and Michael W. Barnes became the directors of the Company.

On May 30, 2014, Jim Sullivan resigned as Vice President, Controller and Chief Accounting Officer of the Company, effective immediately.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, and at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety, and the bylaws of Merger Sub as in effect immediately prior to the Effective Time became the bylaws of the Company (other than as to the name of the Company, which remains “Zale Corporation”).  Copies of the amended and restated certificate of incorporation of the Company and the bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of February 19, 2014, among Zale Corporation, Signet Jewelers Limited and Carat Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2014).

3.1	Amended and Restated Certificate of Incorporation of Zale Corporation.

3.2	Amended and Restated Bylaws of Zale Corporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Zale Corporation

Date: May 29, 2014	By:	/s/ Thomas A. Haubenstricker
Name: Thomas A. Haubenstricker
Title: Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of February 19, 2014, among Zale Corporation, Signet Jewelers Limited and Carat Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2014).

3.1	Amended and Restated Certificate of Incorporation of Zale Corporation.

3.2	Amended and Restated Bylaws of Zale Corporation.